EXHIBIT 5.1   LEGAL OPINION AND CONSENT TO ITS INCLUSION IN REGISTRATION
              STATEMENT


March 15, 1999

Board of Directors of Donnebrooke Corporation

Re: Form S-8 Registration statement relating to registration of 3,602,300 shares of the Common Stock pursuant to various Agreements for Consulting Services

Gentlemen:

I am acting as counsel for Donnebrooke Corporation, a Delaware corporation (herein the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-8 with the Securities and Exchange Commission ("SEC") (herein the "Registration Statement"), covering the issuance of an aggregate of 3,602,300 shares (herein the "Shares") of the Company's Common Stock, par value $.00001 per share, (herein the "Common Stock") which will be issued pursuant to certain consulting agreements dated November 1, 1998 between the Company and Halter Capital Corporation and Kevin B. Halter, Jr. , whereby Halter Capital Corporation will receive 1,313,000 Shares and Kevin B. Halter, Jr. will receive 2,289,300 Shares.

In that connection, I have examined the Form S-8 ( as amended under form S-8/A dated March 15, 1999)Registration Statement to be filed with the SEC. I have also examined and am familiar with the originals or authenticated copies of the consulting agreements, all corporate documents, records and instruments that I have deemed necessary to enable me to render the opinion expressed below.


I have assumed that all signatures on documents reviewed are genuine, that all such documents submitted as originals are accurate and complete, that all documents submitted as copies are true and correct copies of the originals, that all information submitted and reviewed was accurate and complete, and that all persons execution and delivering such documents were competent to do so. In addition, I have assumed that the Shares will not be issued for consideration that is equal to less than the par value thereof and that the consideration, in the form of services, has been fully rendered in the past and thus constitutes valid and lawful consideration for the Shares.

Based on the foregoing and having due regard for the legal considerations relevant in the circumstances, I am of the opinion that the Shares, when issued as described in the Registration Statement, will be validly issued and will be fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and its use as a part thereof.


/s/ Richard Braucher
    -----------------
    Richard Braucher,  Counsel for Donnebrooke Corporation







                                       7